EXPENSE LIMITATION AGREEMENT


                             NATIONWIDE MUTUAL FUNDS

         EXPENSE LIMITATION AGREEMENT, effective as of May 1, 2007 and amended as of January 9, 2008*, by and between NATIONWIDE FUND ADVISORS (formerly, Gartmore Mutual Fund Capital Trust) (the "Investment Adviser") and NATIONWIDE MUTUAL FUNDS, (formerly, Gartmore Mutual Funds) (the "Trust") a Delaware statutory trust, on behalf of the funds listed on Exhibit A (each, a "Fund").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open end management company of the series type, and the Fund is a separate series of the Trust; and

         WHEREAS, the Trust and the Investment Adviser have entered into an Investment Advisory Agreement (the "Advisory Agreement"), pursuant to which the Investment Adviser renders investment advisory services to each Fund for compensation based on the value of the average daily net assets of that Fund; and

         WHEREAS, the Trust and the Investment Adviser have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of the Fund at a level below the level to which that Fund would otherwise be subject.

         NOW, THEREFORE, the parties hereto agree as follows:

1.       EXPENSE LIMITATION.
         ------------------

         1.1. APPLICABLE EXPENSE LIMIT. To the extent that the aggregate expenses incurred by a Fund or a class of a Fund in any fiscal year, including but not limited to investment advisory fees of the Investment Adviser (but excluding interest, taxes, brokerage commissions and other costs incurred in connection with the purchase and sale of portfolio securities, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles, expenses incurred by a Fund in connection with any merger or reorganization, and other non-routine expenses not incurred in the ordinary course of the Fund's business) ("Fund Operating Expenses"), exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Investment Adviser.

         1.2. OPERATING EXPENSE LIMIT. The Operating Expense Limit in any year shall be an amount that is a percentage of the average daily net assets of each class of the Fund at an annual rate as described in Exhibit A, or such other annual rate as may be agreed to in writing by the parties. The parties hereby agree that Operating Expense Limit described in Exhibit A will not be increased before the date listed on Exhibit A.

         1.3. METHOD OF COMPUTATION--NON-DAILY DIVIDEND FUNDS. To determine the Investment Adviser's liability with respect to the Excess Amount for Funds that do not accrue daily dividends, each month the Fund Operating Expenses shall be annualized as of the last day of the month for each class of a Fund. If the annualized Fund Operating Expenses for any month exceed the Operating Expense Limit of a Fund class, the Investment Adviser shall (i) waive or reduce its advisory fee by an amount sufficient to reduce the annualized Fund Operating Expenses to an amount which does not exceed the Operating Expense Limit, and/or

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(ii) remit to a Fund an amount that, together with the waived or reduced advisory fee, is sufficient to satisfy such Excess Amount.

         1.4 METHOD OF COMPUTATION - DAILY DIVIDEND FUNDS. To determine the Investment Adviser's liability with respect to the Excess Amount for Funds that accrue daily dividends (a "Daily Dividend Fund"), each day the Fund Operating Expenses shall be annualized as of that day for each class of a Daily Dividend Fund. If the annualized Fund Operating Expenses for any day exceed the Operating Expense Limit of a Daily Dividend Fund class, the Investment Adviser shall (i) on a daily basis waive or reduce its advisory fee for such month by an amount sufficient to reduce the annualized Fund Operating Expenses to an amount which does not exceed the Operating Expense Limit and/or (ii) on a monthly basis remit to a Fund an amount that, together with the waived or reduced advisory fee, is sufficient to satisfy such Excess Amount.

         1.5 YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the advisory fees waived or reduced and other payments remitted by the Investment Adviser to a Fund with respect to the previous fiscal year shall equal the Excess Amount.

2.       REIMBURSEMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS.
         -------------------------------------------------------

         2.1. REIMBURSEMENT. If in any fiscal year during which total Fund assets are greater than $100 million and in which the Investment Advisory Agreement is still in effect, the estimated aggregate Fund Operating Expenses for the fiscal year are less than the Operating Expense Limit for that year, subject to quarterly approval by the Trust's Board of Trustees as provided in
Section 2.2 below, the Investment Adviser shall be entitled to reimbursement by a Fund, in whole or in part as provided below, of the advisory fees waived or reduced and other payments remitted by the Investment Adviser to the Fund pursuant to Section 1 hereof. The total amount of reimbursement to which the Investment Adviser may be entitled (the "Reimbursement Amount") shall equal, at any time, the sum of all advisory fees previously waived or reduced by the Investment Adviser and all other payments remitted by the Investment Adviser to a Fund or a class of a Fund (as appropriate), pursuant to Section 1 hereof, less any reimbursement previously paid by such Fund to the Investment Adviser, pursuant to Sections 2.2 or 2.3 hereof, with respect to such waivers, reductions, and payments; provided, however, that no Reimbursement Amount shall be paid at a date more than three (3) years after the fiscal year when the Investment Adviser waived investment advisory fees or reimbursed other expenses to a Fund or a class of a Fund for the corresponding Excess Amount pursuant to
Section 1. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, but not limited to, interest accruable on the Reimbursement Amount.

         2.2. BOARD APPROVAL. No reimbursement shall be paid to the Investment Adviser pursuant to this provision in any fiscal year, unless the Trust's Board of Trustees has determined that the payment of such reimbursement is appropriate in light of the terms of this Agreement. The Trust's Board of Trustees shall determine quarterly in advance whether any portion of the Reimbursement Amount may be paid to the Investment Adviser in such quarter.

         2.3. METHOD OF COMPUTATION. To determine a Fund's payments, if any, to reimburse the Investment Adviser for all or any portion of the Reimbursement Amount, each month the Fund Operating Expenses for each Fund class shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses for any month are less than the Operating Expense Limit for that class for that year, a Fund, only with the prior approval of the Board, shall pay to

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

the Investment Adviser an amount sufficient to increase the annualized Fund Operating Expenses to an amount no greater than the Operating Expense Limit for that year, provided that such amount paid to the Investment Adviser will not exceed the total Reimbursement Amount. If the annualized Fund Operating Expenses for a Fund are greater than the Operating Expense Limit for one or more months in a quarter and less than the remaining month(s), the calculation described in this section will be made on a monthly basis and the net amount of the monthly calculations will be presented to the Board for approval.

         2.4. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Operating Expense Limit.


3.       TERM AND TERMINATION OF AGREEMENT.
         ---------------------------------

         This Agreement shall continue in effect for the period listed on Exhibit A for any Fund covered by the Agreement and then unless this Agreement is terminated earlier as provided below, from year to year thereafter provided such continuance is specifically approved by a majority of the Trustees of the Trust who (i) are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement ("Non-Interested Trustees"), provided however, that the reimbursements described in Section 2 will not continue to accrue for more than three years after the fiscal year when the Investment Adviser waived investment advisory fees or reimbursed other expenses to a Fund for the corresponding Excess Amount pursuant to Section 1. In order to terminate the Agreement, the Investment Adviser must give at least 30 days' prior written notice to the Trust prior to the end of the period listed on Exhibit A or the end of the annual renewal. Regardless of any other termination provisions, the provisions contained in Section 2 of this Agreement relating to the reimbursement of the Investment Adviser for fee waivers and expense reimbursements previously made by the Investment Adviser on behalf of the Fund shall survive the termination of the Agreement.

4.       MISCELLANEOUS.
         -------------

         4.1. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         4.2. INTERPRETATION. Nothing herein contained shall be deemed to require the Trust or a Fund to take any action contrary to the Trust's Agreement and Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Fund.

         4.3. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

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

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                          NATIONWIDE MUTUAL FUNDS


                                          By:   /s/ Allan J. Oster
                                                --------------------------------
                                          Name:  Allan J. Oster
                                          Title: Assistant Secretary


                                          NATIONWIDE FUND ADVISORS


                                          By:  /s/ Lee Cummings
                                               ---------------------------------
                                          Name:  Lee Cummings
                                          Title: Senior Vice President





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

                                    EXHIBIT A
                   to the Expense Limitation Agreement between
                           NATIONWIDE MUTUAL FUNDS and
                            NATIONWIDE FUND ADVISORS
                             Effective May 1, 2007;
                            AMENDED JANUARY 9, 2008*

NAME OF FUND/CLASS                             EXPENSE LIMITATION FOR FUND/CLASS

Nationwide Mid Cap Growth Fund
Class A                                                       1.15%
Class B                                                       1.15%
Class C                                                       1.15%
Class R                                                       1.15%
Institutional Service Class                                   1.15%
Institutional Class                                           1.15%

Nationwide Mid Cap Growth Leaders Fund
Class A                                                       1.20%
Class B                                                       1.20%
Class C                                                       1.20%
Class D                                                       1.20%
Class R                                                       1.20%
Institutional Service Class                                   1.20%
Institutional Class                                           1.20%

Nationwide Money Market Fund++
Class C                                                       0.59%
Prime                                                         0.59%
Service                                                       0.59%
Institutional                                                 0.59%

Nationwide Small Cap Leaders Fund
Class A                                                       1.35%
Class B                                                       1.35%
Class C                                                       1.35%
Class R                                                       1.35%
Institutional Service Class                                   1.35%
Institutional Class                                           1.35%

Nationwide China Opportunities Fund
Class A                                                       1.75%
Class B                                                       1.75%
Class C                                                       1.75%
Class R                                                       1.75%
Institutional Service Class                                   1.75%
Institutional Class                                           1.75%

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

Nationwide Natural Resources Fund
Class A                                                       1.20%
Class B                                                       1.20%
Class C                                                       1.20%
Class R                                                       1.20%
Institutional Service Class                                   1.20%
Institutional Class                                           1.20%

Nationwide Optimal Allocations Fund: Growth
Class A                                                       0.25%
Class B                                                       0.25%
Class C                                                       0.25%
Class R                                                       0.25%
Institutional Service Class                                   0.25%
Institutional Class                                           0.25%

Nationwide Optimal Allocations Fund: Moderate Growth
Class A                                                       0.25%
Class B                                                       0.25%
Class C                                                       0.25%
Class R                                                       0.25%
Institutional Service Class                                   0.25%
Institutional Class                                           0.25%

Nationwide Optimal Allocations Fund: Moderate
Class A                                                       0.25%
Class B                                                       0.25%
Class C                                                       0.25%
Class R                                                       0.25%
Institutional Service Class                                   0.25%
Institutional Class                                           0.25%

Nationwide Optimal Allocations Fund: Specialty
Class A                                                       0.25%
Class B                                                       0.25%
Class C                                                       0.25%
Class R                                                       0.25%
Institutional Service Class                                   0.25%
Institutional Class                                           0.25%

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

Nationwide Optimal Allocations Fund:  Defensive
Class A                                                       0.25%
Class B                                                       0.25%
Class C                                                       0.25%
Class R                                                       0.25%
Institutional Service Class                                   0.25%
Institutional Class Shares                                    0.25%

Nationwide Emerging Markets Fund
Class A                                                       1.55%
Class B                                                       1.55%
Class C                                                       1.55%
Class R                                                       1.55%
Institutional Service Class                                   1.55%
Institutional Class Shares                                    1.55%

Nationwide International Growth Fund
Class A                                                       1.40%
Class B                                                       1.40%
Class C                                                       1.40%
Class R                                                       1.40%
Institutional Service Class                                   1.40%
Institutional Class Shares                                    1.40%

Nationwide Worldwide Leaders Fund
Class A                                                       1.40%
Class B                                                       1.40%
Class C                                                       1.40%
Class R                                                       1.40%
Institutional Service Class                                   1.40%
Institutional Class Shares                                    1.40%

Nationwide Global Financial Services Fund
Class A                                                       1.40%
Class B                                                       1.40%
Class C                                                       1.40%
Class R                                                       1.40%
Institutional Service Class                                   1.40%
Institutional Class Shares                                    1.40%

Nationwide Global Utilities Fund
Class A                                                       1.20%
Class B                                                       1.20%
Class C                                                       1.20%
Class R                                                       1.20%
Institutional Service Class                                   1.20%
Institutional Class Shares                                    1.20%

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

Nationwide Hedged Core Equity Fund
Class A                                                       1.65%
Class B                                                       1.65%
Class C                                                       1.65%
Class R                                                       1.65%
Institutional Service Class                                   1.65%
Institutional Class Shares                                    1.65%

Nationwide Small Cap Growth Opportunities Fund
Class A                                                       1.35%
Class B                                                       1.35%
Class C                                                       1.35%
Class R                                                       1.35%
Institutional Service Class                                   1.35%
Institutional Class Shares                                    1.35%

Nationwide Small Cap Value Fund
Class A                                                       1.35%
Class B                                                       1.35%
Class C                                                       1.35%
Class R                                                       1.35%
Institutional Service Class                                   1.35%
Institutional Class Shares                                    1.35%

Nationwide Small Cap Core Fund
Class A                                                       1.25%
Class B                                                       1.25%
Class C                                                       1.25%
Class R                                                       1.25%
Institutional Service Class                                   1.25%
Institutional Class Shares                                    1.25%

Nationwide Market Neutral Fund
Class A                                                       1.65%
Class B                                                       1.65%
Class C                                                       1.65%
Class R                                                       1.65%
Institutional Service Class                                   1.65%
Institutional Class Shares                                    1.65%

Nationwide U.S. Growth Leaders Long-Short Fund
Class A                                                       1.65%
Class B                                                       1.65%
Class C                                                       1.65%
Class R                                                       1.65%
Institutional Service Class                                   1.65%
Institutional Class Shares                                    1.65%

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

Nationwide Short Duration Bond Fund
Class A                                                       0.55%
Class C                                                       0.55%
Service Class                                                 0.55%
IRA Class                                                     0.55%
Institutional Class                                           0.55%

Nationwide Enhanced Income Fund
Class A                                                       0.45%
Class R                                                       0.45%
Institutional Class                                           0.45%
Institutional Service Class                                   0.45%

NorthPointe Small Cap Growth Fund
Class A                                                       1.10%
Class B                                                       1.10%
Class C                                                       1.10%
Class R                                                       1.10%
Institutional Class                                           1.10%
Institutional Service Class                                   1.10%

Nationwide U.S. Small Cap Value Fund
Class A                                                       1.09%
Class C                                                       1.09%
Institutional Class                                           1.09%
Institutional Service Class                                   1.09%

Nationwide International Value Fund
Class A                                                       1.00%
Class C                                                       1.00%
Institutional Class                                           1.00%
Institutional Service Class                                   1.00%

Nationwide Value Fund
Class A                                                       0.85%
Class C                                                       0.85%
Class R                                                       0.85%
Institutional Class                                           0.85%


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

Nationwide Large Cap Value Fund
         Class A                                              1.15%
         Class B                                              1.15%
         Class C                                              1.15%
         Class R                                              1.15%
         Institutional Service Class                          1.15%
         Institutional Class                                  1.15%

Nationwide Technology and Communications Fund
         Class A                                              1.38%
         Class B                                              1.38%
         Class C                                              1.38%
         Class R                                              1.38%
         Institutional Service Class                          1.38%
         Institutional Class                                  1.38%

Nationwide Health Sciences Fund
         Class A                                              1.40%
         Class B                                              1.40%
         Class C                                              1.40%
         Class R                                              1.40%
         Institutional Service Class                          1.40%
         Institutional Class                                  1.40%

NorthPointe Small Cap Value Fund
         Institutional Class                                  1.00%

Nationwide Value Opportunities Fund
         Class A                                              1.10%
         Class B                                              1.10%
         Class C                                              1.10%
         Class R                                              1.10%
         Institutional Service Class                          1.10%
         Institutional Class                                  1.10%

Nationwide U.S. Growth Leaders Fund
         Class A                                              1.30%
         Class B                                              1.30%
         Class C                                              1.30%
         Class R                                              1.30%
         Institutional Service Class                          1.30%
         Institutional Class                                  1.30%


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

Nationwide Leaders Fund
         Class A                                              1.20%
         Class B                                              1.20%
         Class C                                              1.20%
         Class R                                              1.20%
         Institutional Service Class                          1.20%
         Institutional Class                                  1.20%

Nationwide Micro Cap Equity Fund
         Class A                                              1.65%
         Class B                                              1.65%
         Class C                                              1.65%
         Class R                                              1.65%
         Institutional Service Class                          1.65%
         Institutional Class                                  1.65%

Each of the Asset Allocation Funds (Nationwide Investor Destinations Aggressive Fund, Nationwide Investor Destinations Moderately Aggressive Fund, Nationwide Investor Destinations Moderate Fund, Nationwide Investor Destinations Moderately Conservative Fund, Nationwide Investor Destinations Conservative Fund)

         Class A                                              4.00%**
         Class B                                              4.00%**
         Class C                                              4.00%**
         Service Class                                        4.00%**

         Class A                                              0.25%
         Class B                                              0.25%
         Class C                                              0.25%
         Class R                                              0.25%
         Service Class                                        0.25%
         Institutional Class Shares                           0.25%

Nationwide S&P 500 Index Fund1
         Class A                                              0.23%
         Class B                                              0.23%
         Class C                                              0.23%
         Class R                                              0.23%
         Local Fund Shares                                    0.23%
         Service Class                                        0.23%
         Institutional Service Class                          0.23%
         Institutional Class                                  0.23%


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

Nationwide Small Cap Index Fund
         Class A                                              0.30%
         Class B                                              0.30%
         Class C                                              0.30%
         Class R                                              0.30%
         Institutional Class                                  0.30%

         Class A                                              4.00%**
         Class B                                              4.00%**
         Class C                                              4.00%**
         Institutional Class                                  4.00%**

Nationwide Mid Cap Market Index Fund
         Class A                                              0.32%
         Class B                                              0.32%
         Class C                                              0.32%
         Class R                                              0.32%
         Institutional Class                                  0.32%

Nationwide International Index Fund
         Class A                                              0.37%
         Class B                                              0.37%
         Class C                                              0.37%
         Class R                                              0.37%
         Institutional Class                                  0.37%

         Class A                                              4.00%**
         Class B                                              4.00%**
         Class C                                              4.00%**
         Institutional Class                                  4.00%**

Nationwide Bond Index Fund
         Class A                                              0.32%
         Class B                                              0.32%
         Class C                                              0.32%
         Class R                                              0.32%
         Institutional Class                                  0.32%
         Class A                                              4.00%**
         Class B                                              4.00%**
         Class C                                              4.00%**
         Institutional Class                                  4.00%**


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

++ With respect to the Service Class if the Nationwide Money Market Fund, effective at least until May 1, 2009, the Fund Operating Expenses shall be limited to 0.75% and shall include the Rule 12b-1 fees and fees paid pursuant to an Administrative Services Plan.


                                            NATIONWIDE MUTUAL FUNDS


                                            By: /s/ Allan J. Oster
                                                --------------------------------
                                            Name:  Allan J. Oster
                                            Title: Assistant Secretary


                                            NATIONWIDE FUND ADVISORS


                                            By: /s/ Lee Cummings
                                                --------------------------------
                                            Name:  Lee Cummings
                                            Title: Senior Vice President




------------
* Effective February 28, 2008 until at least May 1, 2009, as most recently approved at the January 9, 2008 Board Meeting. These expense limitations may be revised to decrease the limitations after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at any time if mutually agreed upon by the parties.


**Effective until at least March 1, 2011.







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